INVESTMENT MANAGEMENT AGREEMENT

                  AGREEMENT made as of the 15th day of June, 1995, and amended and restated as of the 23rd day of November, 1995, between TEMPLETON RUSSIA FUND, INC. (hereinafter referred to as the "Company"), and TEMPLETON ASSET MANAGEMENT LIMITED (hereinafter referred to as the "Manager").

                  In consideration of the mutual agreements herein made, the Company and the Manager understand and agree as follows:

                  (1) The Investment Manager shall manage the investment and reinvestment of the Company's assets consistent with the provisions of the Articles of Incorporation of the Company and the investment policies adopted and declared by the Company's Board of Directors. In pursuance of the foregoing, the Investment Manager shall make all determinations with respect to the investment of the Company's assets and the purchase and sale of its investment securities, and shall take such steps as may be necessary to implement those determinations. Such determinations and services shall include determining the manner in which any voting rights, rights to consent to corporate action and any other rights pertaining to the Company's investment securities shall be exercised, subject to guidelines adopted by the Board of Directors. It is understood that all acts of the Manager in performing this Agreement are performed by it outside the United States.

                  (2) The Manager is not required to furnish any personnel, overhead items or facilities for the Company.

                  (3) The Manager shall be responsible for selecting members of securities exchanges, brokers and dealers (such members, brokers and dealers being hereinafter referred to as "brokers") for the execution of the Company's portfolio transactions consistent with the Fund's brokerage policies and, when applicable, the negotiation of commissions in connection therewith.

                  All decisions and placements shall be made in accordance with the following principles:

                  A. Purchase and sale orders will usually be placed with brokers which are selected by the Manager as able to achieve "best execution" of such orders. "Best execution" shall mean prompt and reliable execution at the most favorable security price, taking into account the other provisions hereinafter set forth. The determination of what may constitute best execution and price in the execution of a securities transaction by a broker involves a number of considerations, including, without limitation, the overall direct net economic result to the Company (involving both price paid or received and any commissions and other costs paid), the efficiency with which the transaction is effected, the ability to effect the transaction at all where a large block is involved, availability of the broker to stand ready to execute possibly difficult transactions in the future, and the financial strength and stability of the broker. Such considerations are judgmental and are weighed by the Manager in determining the overall reasonableness of brokerage commissions.

                  B. In selecting brokers for portfolio transactions, the Manager shall take into account its past experience as to brokers qualified to achieve "best execution," including brokers who specialize in any foreign securities held by the Company.

                  C. The Manager is authorized to allocate brokerage business to brokers who have provided brokerage and research services, as such services are defined in Section 28(e) of the Securities Exchange Act of 1934 (the "1934 Act"), for the Company and/or other accounts, if any, for which the Manager exercises investment discretion (as defined in
     Section 3(a)(35) of the 1934 Act) and, as to transactions for which fixed minimum commission rates are not applicable, to cause the Company to pay a commission for effecting a securities transaction in excess of the amount another broker would have charged for effecting that transaction, if the Manager determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker, viewed in terms of either that particular transaction or the Manager's overall responsibilities with respect to the Company and the other accounts, if any, as to which it exercises investment discretion. In reaching such determination, the Manager will not be required  to  place or  attempt  to place a  specific  dollar  value on the research or execution services of a broker or on the portion of any commission reflecting either of said services. In demonstrating that such determinations were made in good faith, the Manager shall be prepared to show that all commissions were allocated and paid for purposes contemplated by the Company's brokerage policy; that the research services provide lawful and appropriate assistance to the Manager in the performance of its investment decision-making responsibilities; and that the commissions paid were within a reasonable range. Whether commissions were within a reasonable range shall be based on any available information as to the level of commission known to be charged by other brokers on comparable transactions, but there shall be taken into account the Company's policies that (i) obtaining a low commission is deemed secondary to obtaining a favorable securities price, since it is recognized that usually it is more beneficial to the Company to obtain a favorable price than to pay the lowest commission; and (ii) the quality, comprehensiveness and frequency of research studies that are provided for the Manager are useful to the Manager in performing its advisory activities under this Agreement. Research services provided by brokers to the Manager are considered to be in addition to, and not in lieu of, services required to be performed by the Manager under this Agreement. Research furnished by brokers through which the Company effects securities transactions may be used by the Manager for any of its accounts, and not all research may be used by the Manager for the Company. When execution of portfolio transactions is allocated to brokers trading on exchanges with fixed brokerage commission rates, account may be taken of various services provided by the broker.

                  (4) The Company agrees to pay to the Manager a monthly fee in dollars at an annual rate of 1.25% of the Fund's average weekly net assets, payable at the end of each calendar month. The Investment Manager may waive all or a portion of its fees provided for hereunder and such waiver shall be treated as a reduction in the purchase price of its services. The Investment Manager shall be contractually bound hereunder by the terms of any publicly announced waiver of its fee, or any limitation of the Fund's expenses, as if such waiver or limitation were fully set forth herein.

                  (5) This Agreement is amended and restated as of November 23, 1995 and shall continue in effect until June 15, 1997. If not sooner terminated, this Agreement shall continue in effect for successive periods of 12 months each thereafter, provided that each such continuance shall be specifically approved annually by the vote of a majority of the Company's Board of Directors who are not parties to this Agreement or "interested persons" (as defined in Investment Company Act of 1940 (the "1940 Act")) of any such party, cast in person at a meeting called for the purpose of voting on such approval and either the vote of (a) a majority of the outstanding voting securities of the Company, as defined in the 1940 Act, or (b) a majority of the Company's Board of Directors as a whole.

                  (6) Notwithstanding the foregoing, this Agreement may be terminated by either party at any time, without the payment of any penalty, on sixty (60) days' written notice to the other party, provided that termination by the Company is approved by vote of a majority of the Company's Board of Directors in office at the time or by vote of a majority of the outstanding voting securities of the Company.

                  (7) This Agreement will terminate automatically and immediately in the event of its assignment (as defined in the 1940 Act).

                  (8) In the event this Agreement is terminated and the Manager no longer acts as Manager to the Company, the Manager reserves the right to withdraw from the Company the use of the name "Templeton" or any name misleadingly implying a continuing relationship between the Company and the Manager or any of its affiliates.

                  (9) Except as may otherwise be provided by the 1940 Act, neither the Manager nor its officers, directors, employees or agents shall be subject to any liability for any error of judgment, mistake of law, or any loss arising out of any investment or other act or omission in the performance by the Manager of its duties under the Agreement or for any loss or damage resulting from the imposition by any government of exchange control restrictions which might affect the liquidity of the Fund's assets, or from acts or omissions of custodians or securities depositories, or from any war or political act of any foreign government to which such assets might be exposed, or for failure, on the part of the custodian or otherwise, timely to collect payments or to exercise rights with respect to emerging country securities, except for any liability, loss or damage resulting from willful misfeasance, bad faith or gross negligence on the Manager's part or by reason of reckless disregard of the Manager's duties under this Agreement.

                  (10) It is understood that the services of the Manager are not deemed to be exclusive, and nothing in this Agreement shall prevent the Manager, or any affiliate thereof, from providing similar services to other investment companies and other clients, including clients which may invest in the same types of securities as the Company, or, in providing such services, from using information furnished by others. When the Manager determines to buy or sell the same security for the Company that the Manager or one or more of its affiliates has selected for clients of its affiliates, the orders for all such security transactions shall be placed for execution by methods determined by the Manager, with approval by the Company's Board of Directors, to be impartial and fair.

                  (11) This Agreement shall be construed in accordance with
     the laws of the State of Maryland,  provided  that nothing  herein shall be
     construed  as  being   inconsistent  with  applicable   Federal  and  state
     securities laws and any rules, regulations and orders thereunder.

                  (12) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

                  (13) Nothing herein shall be construed as constituting the Manager an agent of the Company.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers and their respective corporate seals to be hereunto duly affixed and attested.

                                            TEMPLETON RUSSIA FUND, INC.


                                          By:\s\JOHN R. KAY
                                             ---------------------------------
                                               John R. Kay
                                               Vice President


                                            TEMPLETON ASSET MANAGEMENT LIMITED


                                            By:\s\CHARLES E. JOHNSON
                                               -------------------------------
                                               Charles E. Johnson
                                               Director